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                                 Exhibit (a)(2)

                                  ADVANTA CORP.

                              LETTER OF TRANSMITTAL
         TO TENDER ELIGIBLE AMIP SHARES FOR REPURCHASE BY ADVANTA CORP.
            PURSUANT TO THE OFFER TO REPURCHASE DATED AUGUST 9, 2001

   THIS OFFER WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON SEPTEMBER 6, 2001,
        UNLESS EXTENDED BY ADVANTA CORP. TENDERS MAY BE WITHDRAWN AT ANY
                    TIME BEFORE THE EXPIRATION OF THE OFFER.

DELIVER THIS LETTER OF TRANSMITTAL BY MAIL,        FOR INFORMATION REGARDING THE
FAX, OVERNIGHT OR HAND DELIVERY TO:                OFFER, PLEASE CALL:

ADVANTA CORP.                                      THE EXCHANGE PROGRAM
WELSH AND MCKEAN ROADS                             INFORMATION LINE
SPRING HOUSE, PA 19477                             TELEPHONE: (215) 444-5205
ATTENTION:  MARYANN BUCHHOLZ
FACSIMILE NUMBER (215) 444-6120

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THE ADDRESS OR FACSIMILE NUMBER LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

YOU SHOULD READ CAREFULLY THE OFFER TO REPURCHASE AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL BEFORE YOU COMPLETE THIS LETTER OF TRANSMITTAL.

         By signing this Letter of Transmittal, you hereby acknowledge that you have received and reviewed the Offer to Repurchase Shares of Restricted Stock Issued under the Advanta Corp. 2000 Omnibus Stock Incentive Plan dated August 9, 2001 (the "Offer to Repurchase") and this Letter of Transmittal. The Offer to Repurchase, together with this Letter of Transmittal, constitutes our offer (the "Offer") to repurchase Eligible AMIP Shares (as that term is defined in the Offer to Repurchase). If you are an eligible employee and you tender your Eligible AMIP Shares, in consideration Advanta Corp. will: (1) in the event you earn a percentage of your 2001 target bonus, pay to you in cash the portion of your 2001 target bonus that otherwise would have been payable in AMIP shares; and (2) grant to you options to purchase a number of shares of Class B Common Stock, at an exercise price of $10.625 per share, all as described in and subject to the terms set forth in the Offer to Repurchase.

         If you decide to tender your Eligible AMIP Shares, this will constitute a binding agreement between you and us, subject to the terms and conditions set forth in the Offer. In order to properly complete this Letter of Transmittal, you must sign this Letter of Transmittal and submit it to us. By signing below, you will have tendered all of your Eligible AMIP Shares for exchange on the terms and conditions described in the Offer. You should read the detailed instructions below before completing this Letter of Transmittal.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
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TO:      Advanta Corp.
         Welsh and McKean Roads
         Spring House, PA 19477

Ladies and Gentlemen:

         Upon the terms and subject to the conditions set forth in the Offer, I, the undersigned, hereby tender to Advanta Corp. all of my Eligible AMIP Shares, as that term is defined in the Offer to Repurchase. If Advanta Corp. accepts my tender, I understand that in consideration of my tender of Eligible AMIP Shares Advanta Corp. will: (1) in the event I earn a percentage of my 2001 target bonus, pay to me in cash that percentage of my 2001 target bonus, including the portion that otherwise would have been payable in AMIP shares; and (2) grant to me options to purchase a number of shares of Class B Common Stock, at an exercise price of $10.625 per share, all as described in the Offer to Repurchase. I acknowledge receipt of the Offer to Repurchase dated August 9, 2001 and this Letter of Transmittal and the instructions hereto, which together constitute Advanta Corp.'s Offer.

         Upon the terms of the Offer and upon acceptance by Advanta Corp. for repurchase of the Eligible AMIP Shares that I am tendering by this Letter of Transmittal, I hereby sell, assign and transfer to Advanta Corp., or upon the order of Advanta Corp., all right, title and interest in and to all the Eligible AMIP Shares that are being tendered by this Letter of Transmittal and irrevocably constitute and appoint Advanta Corp. as my true and lawful agent and attorney-in-fact, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of my rights with respect to my Eligible AMIP Shares, (a) to transfer ownership of my Eligible AMIP Shares on the stock transfer books of Advanta Corp. together, in any such case, with all accompanying evidences of transfer and authenticity and (b) to receive all benefits and otherwise exercise all rights of beneficial ownership of my Eligible AMIP Shares, all in accordance with the terms of the Offer.

         I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the tendered Eligible AMIP Shares and, when the same are accepted for repurchase by Advanta Corp., Advanta Corp. will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim. I will, upon request, execute any additional documents deemed by Advanta Corp. to be necessary or desirable to complete the sale, assignment and transfer of the tendered Eligible AMIP Shares.

         I acknowledge that Advanta Corp. has advised me to consult with my own tax, financial, legal and other advisors as to the consequences of participating or not participating in the Offer. Furthermore, I understand that the valid tender of Eligible AMIP Shares according to the procedures described in the Offer to Repurchase and in the Instructions to this Letter of Transmittal will constitute a binding agreement between me and Advanta Corp. upon the terms and subject to the conditions of the Offer. I understand that the expiration date of the Offer is September 6, 2001. I understand that I may withdraw the tender of my Eligible AMIP Shares at any time before the expiration date, after which time tenders of Eligible AMIP Shares will become irrevocable except as described in the Offer to Repurchase.


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         All authority conferred or agreed to be conferred pursuant to this
Letter of Transmittal shall be binding upon my successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, my death or incapacity. Except in accordance with the terms and conditions set forth in the Offer of Repurchase, this tender is irrevocable.

         I understand that the Offer is not being made to (nor will Eligible AMIP Shares be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

         Print below the name and address of the registered holder exactly as they have been recorded on the Personalized Decision Aid that was mailed to you along with the Offer to Repurchase and this Letter of Transmittal. The number of Eligible AMIP Shares tendered is set forth on the Personalized Decision Aid.


Signature:                 ___________________________________________________
                                      (Sign Here)


Please Print Name:         ___________________________________________________
                                     (Please Print)


Address:                   ___________________________________________________

                           ___________________________________________________
                                    (Include Zip Code)


Dated:  ______________________, 2001

Must be signed by registered holder as name appears on the enclosed Personalized Decision Aid. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please indicate the capacity in which you have signed:


         Capacity (full title): _______________________________________________


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                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


         1. DELIVERY OF LETTER OF TRANSMITTAL. To validly tender Eligible AMIP Shares pursuant to the Offer, a Letter of Transmittal, properly completed and duly executed, must be received by Advanta Corp. at its address set forth in this Letter of Transmittal before the expiration date.

         THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING THE LETTER OF TRANSMITTAL, IS AT YOUR ELECTION AND RISK. IF YOU DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE THE MATERIALS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         2. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder of the Eligible AMIP Shares tendered hereby, the signature must correspond with the name as it appears on the enclosed Personalized Decision Aid without any change whatsoever.

         3. WAIVER OF CONDITIONS. We reserve the absolute right in our sole discretion to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Eligible AMIP Shares tendered.

         4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Offer to Repurchase or this Letter of Transmittal may be directed to the Exchange Program Information Line at (215) 444-5205.


             IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE RECEIVED
                  BY ADVANTA CORP. BEFORE THE EXPIRATION DATE.


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